Exhibit 23





               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-55894 and 33-68898) and Form S-3 (Nos. 33-94666 and 333-1988) of ACX Technologies, Inc. of our report dated March 1, 2000 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.





PricewaterhouseCoopers LLP
Denver, Colorado
March 27, 2000